Exhibit 10.1

March 1, 2007

Univest Management EPSP, c/o Frank Gerardi, Trustee 149 West Village Way Jupiter, FL 33458

Re: Secured Promissory Note

Dear Mr. Gerardi:

      In connection with Secured Promissory Note, dated December 12, 2005 (the "Note"), as amended by letter agreement dated January 30, 2006, by letter agreement dated July 21, 2006, by letter agreement dated October 4, 2006, by letter agreement dated December 29, 2006, by letter agreement dated January 30, 2007 in favor of Univest Management EPSP, c/o Frank Gerardi, Trustee (the "Holder"), this letter sets forth the agreement of the parties hereto to amend the maturity date of said Note.

By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Note is amended by:

1. Replacing the last sentence of the first paragraph thereof (definition of Maturity Date) with:

As used herein, the "Maturity Date" means March 31, 2007.

All other provisions of the Note, as amended from time to time, shall remain in full force and effect.

      The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this letter agreement. This agreement may be signed in counterparts and by facsimile.

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Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,

IGI, INC.

	By:	/s/Carlene Lloyd

Name: Carlene Lloyd Title: Vice President of Finance

ACCEPTED AND AGREED:

By: UNIVEST MANAGEMENT EPSP

/s/ Frank Gerardi

Frank Gerardi, Trustee

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